HEALTH MANAGEMENT ASSOCIATES, INC.

DIRECTOR'S AND OFFICER'S

POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being a Director and/or Officer of Health Management
Associates, Inc., a Delaware corporation (the "Corporation"),
DOES HEREBY constitute and appoint Timothy R. Parry,
Robert E. Farnham and Robert F. Jay, and each of them, the attorneys of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned:

(1) to sign and file on behalf of the undersigned any forms required to be filed with the Securities and Exchange Commission under Section 16 of the Securities Exchange
Act of 1934, as amended, with full power and authority to do and perform any and all acts and things whatsoever under and in accordance with the Act and the rules and regulations promulgated thereunder by the Commission, hereby ratifying and approving the acts of such attorney or attorneys, or any such substitute or substitutes; and

(2) to take any and all action which such attorneys may deem necessary or desirable in this regard.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date set forth below.

Dated:  January 9, 2006

/s/  Burke W. Whitman
Burke W. Whitman


STATE OF FLORIDA	)
COUNTY OF COLLIER	) ss:

	On this 9th day of January, 2006, before me personally came Burke W. Whitman, to me known and known to me to be the individual described in, and who executed the foregoing instrument, and the above-named person acknowledged to me that said person executed the same.

/s/  Margaret M. O'Neil
Notary Public